Exhibit 99.8

Inner Mongolia Village House Property Certificate

MA No. 0000177

According to Chinese People’s Republic Constitution, City Real Estate Management Law, Layout and Construction Management Rule for Village & Town, in order to protect owner’s legal rights and interests for house, there experienced examination to be true for house listed in this certificate, which is applied for registration by owner, herein issue this certificate.

Issue Authority (stamp): Hohhot City Suburb Government

Printed by Inner Mongolia Autonomous Region Construction Bureau

Owner of house: Inner Mongolia Tehong Coal Co., Ltd

Nature of ownership: private owned

Address of house: Heilanbuta Village, Xibazha Countryside

Statement of house: Building 1;

Structure: frame class;

Floor 3;

Construction Acreage: 265.375m²

Stamp: Hohhot City Suburb House Management and Exchange Office Qijing (person)

House Ichnography

Real Estate Separate Ichnography

Owner of house: Inner Mongolia Tehong Coal Co., Ltd

Address of house: Heilanbuta Village, Xibazha Countryside

Measuring date: Jun 22, 1999 scale: 1:500

Measuring organization: Hohhot City Suburb House Management and Exchange Office